SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                 n-VISION, INC.
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             [n-Vision, Inc. Logo]

                           7680 Old Springhouse Road
                           Madison Bldg., First Floor
                             McLean, Virginia 22102

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 1997
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of n-Vision, Inc., a Delaware corporation (the "Corporation"), will be held at the Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia 22102, on April 25, 1997, at 10:00 a.m., Eastern Time, for the following purposes:

     1. To elect two (2) directors to serve as second class directors, who shall serve for a term of two (2) years and until their respective successors have been elected and qualified.

     2. To elect one (1) director to serve as a third class director, who shall serve for a term of one (1) year and until his or her successor has been elected and qualified.

     3. To ratify the appointment of Grant Thornton LLP as the Corporation's independent public accountants of the Corporation for the year 1997.

     4. To ratify the approval by the Board of Directors of the n-Vision, Inc. 1996 Stock Option Plan.

     5. To transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

     Only holders of record of shares of Common Stock, $0.01 par value, of the Corporation at the close of business on February 28, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

     All stockholders of the Corporation are invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. After reading the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, please complete, sign, date, and return the enclosed Proxy Form in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you decide the attend the meeting, you may revoke the proxy at any time before it is voted.

                                         By Order of the Board of Directors


                                         /s/ Robert B. Hamilton
                                         --------------------------
                                         Robert B. Hamilton, C.P.A.
                                         Secretary

Dated: March 28, 1997

                             [n-Vision, Inc. Logo]

                           7680 Old Springhouse Road
                           Madison Bldg., First Floor
                             McLean, Virginia 22102

                                                                  March 28, 1997

--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of n-Vision, Inc. (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at the Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia 22102, on April 25, 1997, at 10:00 a.m., Eastern Time, and at any adjournment or adjournments thereof. Only holders of record of shares of Common Stock, $0.01 par value ("Common Stock"), of the Corporation at the close of business on February 28, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

     Any stockholder who executes and returns the enclosed Proxy Form may revoke it at any time before it is voted by giving written notice in writing to the Secretary of the Corporation or by voting in person at the Annual Meeting. Unless so revoked, the shares represented by the Proxy Form will be voted in accordance with the instructions specified therein at the Annual Meeting, if the Proxy Form is properly executed and is received in time for voting. If no instructions are specified, the shares represented by the Proxy Form will be voted FOR all of the matters described herein. All proxies not voted will not be counted toward establishing a quorum for the transaction of business at the meeting. Stockholders should note that while votes for ABSTAIN will count toward establishing a quorum, passage of any proposal considered at the Annual Meeting will occur only if a sufficient number of votes are cast FOR the proposal. Accordingly, votes to ABSTAIN and votes AGAINST will have the same effect in determining whether the proposal is approved. If a broker or other record holder indicates on a Proxy Form that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Except as otherwise required by law or by the Corporation's Charter, all matters will be determined by a majority of the shares represented at the meeting.

     The Corporation will bear the entire cost of preparing, assembling, and mailing the Proxy Statement, the Proxy Form and any additional material furnished to the stockholders in connection with the Annual Meeting. Further solicitation of proxies may be made by telephone or in person by officers, directors and regular employees of the Corporation.

     The Corporation's Annual Report for the fiscal year ended December 31, 1996, including financial statements and a description of its operations for 1996, is transmitted herewith. The approximate mailing date of this Proxy Statement and accompanying Proxy Form is March 28, 1997. A copy of the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the U.S. Securities and Exchange Commission, is available from the Corporation without charge to stockholders solicited by means of this Proxy Statement on request directed to the Secretary of the Corporation at 7680 Old Springhouse Road, Madison Bldg., First Floor, McLean, Virginia 22102 (Telephone: (703) 506-8808).

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of February 28, 1997, the total number of outstanding shares of Common Stock entitled to vote at the meeting is 5,312,625. Stockholders are entitled to one (1) non-cumulative vote for each share of Common Stock. A majority of the issued and outstanding shares of Common Stock present at the Annual Meeting in person or by proxy constitutes a quorum for the transaction of business at the meeting.

     The following table sets forth as of February 28, 1997 the number of shares and percentage of outstanding Common Stock owned by (i) each person known to the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, (ii) each director and nominee for the Board of Directors, and (iii) all directors and executive officers of the Corporation as a group. The address for Thomas T. Prousalis, Esq., is 1919 Pennsylvania Avenue, N.W., Suite 800, Washington, D.C. 20006. The address for each director and officer listed below is the same as the Corporation's address.

     Messrs. Delmar Lewis, Christopher Lewis, Hamilton, Rumsey and Chern each failed to file on a timely basis a Form 3 (Initial Statement of Beneficial Ownership of Securities) during the 1996 fiscal year. Each person filed one late report on Form 3 with respect to one transaction.

                                                                                       COMMON STOCK
                                                                             ---------------------------------
                                                                                        AMOUNT AND
NAME OF BENEFICIAL OWNER                                                     NATURE OF BENEFICIAL OWNERSHIP(1)
------------------------                                                     ---------------------------------
Delmar J. Lewis
  Director and Officer....................................................               1,471,301(3)

Christopher J. Lewis
  Director, Officer and Nominee...........................................                 620,063

Robert B. Hamilton, C.P.A.
  Director, Officer and Nominee...........................................                  51,672

Claude H. Rumsey, Jr.
  Director................................................................                 338,216(3)

Mao-Jin Chern, Ph.D.
  Director................................................................                     -0-

Ronald C. Wilgenbusch
  Nominee.................................................................                     -0-

All directors, nominees and executive officers as a group
  (6 persons).............................................................               2,481,252

Thomas T. Prousalis, Jr., Esq.
  Stockholder.............................................................                 316,750

                                                                            -------------------

NAME OF BENEFICIAL OWNER                                                    PERCENT OF CLASS(2)
------------------------                                                    -------------------
Delmar J. Lewis
  Director and Officer....................................................         27.69
Christopher J. Lewis
  Director, Officer and Nominee...........................................         11.67
Robert B. Hamilton, C.P.A.
  Director, Officer and Nominee...........................................          0.97
Claude H. Rumsey, Jr.
  Director................................................................          6.37
Mao-Jin Chern, Ph.D.
  Director................................................................           -0-
Ronald C. Wilgenbusch
  Nominee.................................................................           -0-
All directors, nominees and executive officers as a group
  (6 persons).............................................................         46.70
Thomas T. Prousalis, Jr., Esq.
  Stockholder.............................................................          5.96

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Calculated on the basis of 5,312,625 shares of the Corporation's Common Stock outstanding on February 28, 1997.

(3) Does not include 200,000 shares beneficially owned by Advanced Technology Systems Inc., which is owned by Messrs. Lewis and Rumsey.

                             ELECTION OF DIRECTORS

     One of the purposes of the Annual Meeting is to elect two (2) second class directors, who shall hold office for two (2) years until their successors are elected and qualified, and one (1) third class director, who shall hold office for one (1) year until the next annual meeting and until his or her successor is elected and qualified. Should any of the nominees set forth in this Proxy Statement be unable to serve or refuse to serve as directors (an event that Management does not anticipate), proxies solicited hereunder will be voted for substituted nominees. The Corporation's By-Laws authorize not less than one (1) nor more than nine (9) directors.

     The enclosed Proxy Form provides a means for a stockholder to vote for one or more of the proposed nominees, or to withhold authority to vote for all of such proposed nominees. Each properly executed Proxy Form received in time for the Annual Meeting will be voted as specified therein. If a stockholder executes and returns a Proxy Form but does not specify otherwise, the shares represented by such stockholder's proxy will be voted FOR each of the proposed nominees listed therein or, should any one or more of such proposed nominees become unavailable, for another nominee or other nominees to be selected by the Board of Directors.

IDENTIFICATION OF NOMINEES

     The following table and accompanying narratives set forth certain information regarding each nominee for the Board of Directors.

                                                                 POSITION WITH                                 DIRECTOR
          NOMINEE             AGE                               THE CORPORATION                                 SINCE
          -------             ---                               ---------------                                --------
Christopher J. Lewis          30    President, Chief Operating Officer, Director and Nominee                     1994

Robert B. Hamilton, C.P.A.    57    Executive Vice President, Chief Financial Officer, Secretary,                1995
                                    Director and Nominee

Ronald C. Wilgenbusch         58    Nominee                                                                       N/A

NARRATIVE INFORMATION REGARDING NOMINEES

     The principal occupation and business experience of each nominee for the last five (5) years and any directorships with public companies held by each such person are as follows:

     CHRISTOPHER J. LEWIS has been president and chief operating officer of the Corporation since its incorporation in September 1994. From 1991 to 1994, Mr. Lewis managed the Corporation while it was a division of Advanced Technology Systems, Inc.

     ROBERT B. HAMILTON, C.P.A. has been executive vice president, chief financial officer, secretary and a director of the Corporation since March 1995. Since 1988, Mr. Hamilton, a certified public accountant, has been a director of finance and administration of Advanced Technology Systems, Inc.

     RONALD C. WILGENBUSCH, REAR ADMIRAL, USN (RET.), was designated by the United States Navy as a Material Professional and a Sub-specialist in Command, Control, and Communication, Computers and Intelligence (C4I). Admiral Wilgenbusch has substantial command experience in Communications while serving as the Commanding Officer of the Naval Communications Master Station, Mediterranean, responsible for all Naval Communications in the Mediterranean region. As Program Director for the Information Transfer Systems at the Space and Naval Warfare Systems Command, he assisted the Director of DARPA (Defense Advanced Research Project Agency) with the Battle Command Initiative. As a Principal with Booze Allen & Hamilton Inc., he provided consulting support for U.S. Navy electronic warfare and the Navy Integrated C4I System. Establishing his own consulting practice, he contributed to a major "White Paper" and to master plans, and he currently provides consulting services to major Defense corporations. Admiral Wilgenbusch has been called to brief Members of Congress on technical aspects of these projects. He holds a top secret security clearance with special access, and holds a B.A. degree and an M.S. degree in Communications Technology Management. Admiral Wilgenbusch has also completed post-graduate work in senior military institutions.

     Messrs. Lewis and Hamilton are nominees for second class directors; Admiral Wilgenbusch is a nominee for third class director.

     THE CORPORATION'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED ABOVE.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding each director and/or executive officer who is not a nominee for the Board of Directors.

                                                                 POSITION WITH                                 DIRECTOR
       NOMINEE                AGE                               THE CORPORATION                                 SINCE
       -------                ---                               ---------------                                --------
Delmar J. Lewis               66    Chairman of the Board and Chief Executive Officer                            1995

Claude H. Rumsey, Jr.         53    Director                                                                     1994

Mao-Jin Chern, Ph.D.          53    Director                                                                     1995

NARRATIVE INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

     The principal occupation and business experience of each director and/or executive officer who is not a nominee for the last five (5) years and directorships with public companies held by each such person are as follows:

     DELMAR J. LEWIS has been chairman of the board and chief executive officer of the Corporation since January 1995. Mr. Lewis has more than 30 years experience in executive management and the design, development, testing and implementation of advanced user data systems and large-scale communication technology. Since 1978, Mr. Lewis has been a founder, chairman of the board, president and chief executive officer of Advanced Technology Systems, Inc., a McLean, Virginia based information technology products and services corporation.

     CLAUDE H. RUMSEY, JR. has been a director of the Corporation since its incorporation in September 1994. Since 1978, Mr. Rumsey has been executive vice president and a director of Advanced Technology Systems, Inc.

     MAO-JIN CHERN, PH.D. has been a director of the Corporation since March 1995. From 1980 to 1993, Dr. Chern held numerous technical and management positions with Hughes Aircraft Corporation, a Los Angeles, California based major aerospace corporation, where he was involved in the development of advanced display systems for aerospace and automotive applications. Since 1993, Dr. Chern has been the general manager of Vivitek Co., Ltd., a Taiwan based advanced technology corporation, involved in the design, development and manufacturing of highly advanced display products based on liquid crystal color shutter technologies. Dr. Chern, whose term of office as a director of the Corporation ends on the date of the Annual Meeting, has chosen not to run for re-election.

FAMILY RELATIONSHIPS

     There are no family relationships among any nominees, executive officers or directors of the Corporation, except between Delmar J. Lewis and Christopher J. Lewis who are father and son, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation was established in 1988 as a division of Advanced Technology Systems, Inc. ("ATS"), a McLean, Virginia based information technology products and services corporation, which is principally owned and controlled by Delmar J. Lewis, the chairman of the board and a principal stockholder of the Corporation. The Corporation was incorporated in Delaware on September 16, 1994 and acquired all rights, title and interest in the VR products and systems from ATS for a purchase price of $1,520,590, of which $500,000 was originally payable in the form of a note payable. The note payable, however, was forgiven by ATS in October 1995. The balance of $1,020,950 was payable under a promissory note bearing simple annual interest at a rate of prime plus 1.375% with semi-annual payments that were to commence in May 1996 and extend through May 2001. In May 1996, however, $1,000,000 of the amount due under the promissory note was retired in exchange for 200,000 shares of the Corporation's common stock.

     The Corporation had borrowed $1,071,023 against this line as of December 31, 1995 to meet its on-going cash flow requirements. ATS did not demand repayment of interest and principal due on this loan until January 1, 1997. The Corporation used net proceeds of its initial public offering in May 1996 to reduce the outstanding balance of the line of credit by $500,000 and provide the Corporation with cash reserves to finance its operations for the 12-month period following the closing of the initial public offering, which occurred on May 28, 1996. The debt owed to ATS was retired and replaced with a promissory note with a five-year term in the principal amount of $600,000 at an interest rate of 8% per annum simple interest. The Corporation is required to make two payments per year equal to $60,000 each, which is applied to the principal amount of the promissory note.

     In 1996, the Corporation had its helmets listed for sale through ATS's General Services Administration (GSA) schedules. In return for the listing, ATS receives a 7% sale value commission. The Corporation plans to evaluate this arrangement with ATS and is considering the establishment of a separate schedule for implementation in the third or fourth quarter of 1997.

     In 1996, Delmar Lewis, the Corporation's Chairman of the Board and Chief Executive Officer, agreed to waive all compensation owed to him in 1996 (under the terms of an employment agreement between Mr. Lewis and the Corporation) except $50,000, which Mr. Lewis received in the form of a bonus. Mr. Lewis executed an agreement verifying his waiver of compensation and the fair market value of his services to the Corporation in 1996.

     Messrs. Delmar Lewis and Rumsey, directors of the Corporation, are also officers and stockholders of ATS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Since the Corporation's initial public offering in May, 1996, the Board of Directors held one (1) meeting during the 1996 fiscal year. All continuing directors were present at the meeting.

     By resolutions adopted in February, 1997, the directors created an Audit Committee and a Compensation Committee. The directors shall determine the members of each committee in accordance with the Corporation's By-Laws.

                             EXECUTIVE COMPENSATION

     The following information is furnished with respect to the Executive Officers of the Corporation:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                                                       --------------------------------
                                ANNUAL COMPENSATION                                           AWARDS            PAYOUTS
-----------------------------------------------------------------------------------    ---------------------    -------
                  (a)                      (b)       (c)          (d)         (e)         (f)          (g)        (h)        (i)
                                                                             OTHER
                                                                            ANNUAL     RESTRICTED                            ALL
                                                                            COMPEN-      STOCK                   LTIP       OTHER
                                                    SALARY       BONUS      SATION       AWARDS      OPTIONS    PAYOUTS    COMPEN-
NAME AND PRINCIPAL POSITION               YEAR       ($)          ($)         ($)         (#)          (#)        ($)      SATION(1)
---------------------------               ----      ------       -----      -------    ----------    -------    -------    ---------
                                           1996          -0-       50,000     -0-          -0-         -0-        -0-         -0-
Delmar J. Lewis,                           1995          -0-          -0-     -0-          -0-         -0-        -0-         -0-
  Chairman of the Board, CEO...........    1994          -0-          -0-     -0-          -0-         -0-        -0-         -0-

                                           1996    86,512.74    11,471.94     -0-          -0-         -0-        -0-      156.06
Christopher J. Lewis,                      1995       75,000          -0-     -0-          -0-         -0-        -0-         -0-
  President, COO, Director.............    1994          -0-          -0-     -0-          -0-         -0-        -0-         -0-

Robert B. Hamilton, C.P.A.                 1996       89,583       14,583     -0-          -0-         -0-        -0-      731.16
  Exec. V.P., CFO, Secretary,              1995          -0-          -0-     -0-          -0-         -0-        -0-         -0-
  Director.............................    1994          -0-          -0-     -0-          -0-         -0-        -0-         -0-

(1) Amount represents contributions by the Corporation to life insurance premiums paid for the listed executive officers, pursuant to the Corporation's employee fringe benefits program.

STOCK OPTION GRANTS

     No stock options were granted to the Corporation's Executive Officers during the 1996 fiscal year.

STOCK OPTION EXERCISES

     None of the Corporation's Executive Officers exercised stock options during the 1996 fiscal year.

                       RATIFICATION OF STOCK OPTION PLAN

n-VISION, INC. 1996 STOCK OPTION PLAN

     The Board of Directors of the Corporation approved adoption of the n-Vision, Inc. 1996 Stock Option Plan (the "Plan") on October 25, 1996. Certain information about the Plan is described below. The description of the Plan is qualified in its entirety by reference to the full text of the Plan set forth in Appendix A to this Proxy Statement.

DESCRIPTION OF THE PLAN

     OPTION POOL. Under the Plan, 500,000 shares of the Corporation's Common Stock (the "Option Pool") are reserved for purchase by "Eligible Participants," who are defined in the Plan as persons who are, at a particular time, employees, officers or directors of the Corporation or any of the Corporation's subsidiaries. There is no limitation on the number of Options that may be granted to an Eligible Participant under the Plan.

     ADMINISTRATION. The Plan is currently administered by the Board of Directors of the Corporation, who shall continue to administer the Plan unless the Corporation designates a committee of two (2) or more Non-Employee Directors to handle administrative duties. In addition to the Board of Directors as a whole, the Compensation Committee shall maintain oversight of any compensation under the Plan to directors or executive officers.

     STOCK OPTION AGREEMENTS. Options will be deemed granted under the Plan only upon the execution and delivery of a Stock Option Agreement by the Optionee and a duly authorized officer of the Corporation. Options will not be deemed granted under the Plan merely upon the authorization of such grant by the administrators of the Plan.

     CERTAIN TERMS OF STOCK OPTION AGREEMENTS.

          (a) COVENANTS OF OPTIONEE. The administrator of the Plan may, at its discretion, require an Optionee to execute and deliver to the Corporation a confidential information agreement. Nothing contained in the Plan, any Stock Option Agreement, or any agreement executed in accordance with the Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee, officer, or director of the Corporation or its subsidiaries.

          (b) VESTING PERIODS. Unless otherwise provided in an Optionee's Stock Option Agreement or the Plan, twenty-five percent (25%) of each Option shall become exercisable on each of the first, second, third and fourth anniversaries of the grant date set forth in the Optionee's Stock Option Agreement. No portion of an Option, however, will be exercisable (except as specifically set forth in the Plan) after the Optionee ceases to be an Eligible Participant or any other event results in the termination, expiration or cancellation of the Option.

          (c) WITHHOLDING TAXES. As a condition to the issuance of shares of Common Stock upon the full or partial exercise of an Option, the Optionee must pay to the Corporation, in cash or such other form as the administrators of the Plan may determine, the amount of the Corporation's tax withholding liability required in connection with the exercise.

          (d) STOCK APPRECIATION RIGHTS. At the sole discretion of the Plan's administrator, a Stock Option Agreement may provide the Optionee a right from time to time to cancel all or any portion of the Option then subject to exercise, in which event the Corporation's obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value (as defined in the Plan) on the date of cancellation of the shares of Common Stock or the portion thereof so canceled over the aggregate Exercise Price (as defined in the Plan) for such shares, (ii) the issuance or transfer to the Optionee of shares of Common Stock with a Fair Market Value on such date equal to any such excess, or (iii) a combination of cash and Common Stock with a combined value equal to any such excess.

          (e) TERMINATION OF AN OPTION. Except as otherwise provided in the Plan, each Stock Option Agreement will specify the period of time, to be fixed by the Plan's administrator, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant (the "Option Period"). To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Stock Option Agreement, but each Option will terminate, if earlier: (i) on the date that the Optionee ceases to be an Eligible Participant for any reason other than by reason of death, Disability, or Retirement, (ii) twenty-four
     (24) months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death, or (iii) twelve (12) months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's Disability or Retirement. If the Corporation sells all or substantially all of its assets, or participates in a merger, consolidation or other reorganization in which the Corporation is not the surviving corporation, or in which the Corporation becomes a Subsidiary of another corporation (any of the foregoing events, a "Corporate Transaction"), then notwithstanding anything else set forth in the Plan, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction. If the Corporation's Board of Directors determines, however, that such immediate vesting is not in the best interests of the Corporation, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or Subsidiary of such successor corporation.

     THE CORPORATION'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE N-VISION, INC. 1996 STOCK OPTION PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Another purpose of the Annual Meeting is to ratify the selection by the Board of Directors of independent public accountants. The Board of Directors has responsibility for selecting the Corporation's independent public accountants and has engaged the firm of Grant Thornton LLP, Certified Public Accountants, for fiscal year 1997, subject to ratification by the stockholders. In accordance with its past practice, the Corporation will take action later in the year as to the selection of its independent auditors for the current fiscal year. The Corporation has requested that a representative of Grant Thornton LLP be present at the Annual Meeting, and the representative is expected to be available to respond to appropriate questions.

     THE CORPORATION'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ITS SELECTION OF GRANT THORNTON LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any stockholders wishing to submit a proposal for action at the 1998 Annual Meeting of Stockholders, pursuant to and in accordance with the requirements of Securities and Exchange Commission Regulation 240.14a, must present the proposal in writing to the Corporation no later than February 1, 1998.

                                 OTHER MATTERS

     At the date of this Proxy Statement the Corporation does not know of any business to be presented for consideration at the Annual Meeting other than stated in the Notice of such meeting. It is intended, however, that the persons authorized by Management to hold proxies solicited by this Proxy Statement may, in the absence of instruction to the contrary, vote or act in accordance with their best judgment with respect to any other proposal presented for action at such meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         /s/ Robert B. Hamilton
                                         ---------------------------
                                         Robert B. Hamilton, C.P.A.
                                         Secretary

March 28, 1997

                                                                      APPENDIX A

                             [n-VISION, INC. LOGO]

                             1996 STOCK OPTION PLAN

1. PURPOSE, EFFECTIVENESS OF THE PLAN.

     (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of talented employees, officers, and directors, to provide them with further incentives to advance the interests of the Company, and to align their interests with those of the stockholders.

     (b) This Plan will become effective on the date of its adoption by the Board, and will remain in effect until terminated by the Board under section 8 hereof.

2. CERTAIN DEFINITIONS. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any Stock Option Agreements entered into under this Plan:

     "1993 Act" means the federal Securities Act of 1993, as amended;

     "1934 Act" means the federal Securities Exchange Act of 1934, as amended;

     "Board" means the Board of Directors of the Company;

     "Code" means the Internal Revenue Code of 1986, as amended;

     "Committee" means a committee of two or more Non-Employee Directors, appointed by the Board, to administer this Plan, but the term "Committee" will refer to the Board during such times as no such committee is appointed by the Board;

     "Company" means n-Vision, Inc., a Delaware corporation;

     "Disability" has the same meaning as the term "permanent and total disability" in section 22(e)(3) of the Code;

     "Eligible Participants" means persons who, at a particular time, are employees, officers, or directors of the Company or any of its Subsidiaries;

     "Exercise Price" with respect to any particular Option means the price at which the Optionee may acquire each share of the Option Stock called for under such Option;

     "Fair Market Value" means, with respect to securities as of any date, the market price of such securities determined by the Committee, as follows:

        (i) If the securities were traded on a national securities exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

        (ii) If the securities were traded over-the-counter on the date in question and last-transaction reporting was available for the securities, then the Fair Market Value will be equal to the last-transaction price reported for such date;

        (iii) If the securities were traded over-the-counter on the date in question but last-transaction reporting was not available for the securities, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted for such date; and

        (iv) If none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate.

     "Non-Employee Director" has the same meaning as the term "Non-Employee Director" in Rule 16b-3 under the Exchange Act;

     "Option" means an option granted under this Plan entitling the option holder to acquire shares of Stock pursuant to the valid exercise of the option;

     "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

     "Optionee" means an Eligible Participant to whom an Option is granted hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

     "Plan" means this 1996 Stock Option Plan of the Company;

     "Qualified Domestic Relations Order" has the same meaning as the term "qualified domestic relations order" in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder;

     "Retirement" means voluntary termination because of retirement under any pension or retirement plan of the Company or any of its Subsidiaries, or with the approval of the Board;

     "Stock" means shares of the Company's Common Stock, $0.01 par value;

     "Stock Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

     "Subsidiary" has the same meaning as the term "subsidiary corporation" in section 424(f) of the Code;

     "Transfer" means a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment, levy, assignment for the benefit of creditors, transfer by operation of law (such as a transfer by will or under the laws of descent and distribution), execution of judgment against, acquisition of record or beneficial ownership by a lender or creditor, transfer pursuant to a decree of divorce, dissolution or separate maintenance, a property settlement or a separation agreement or other agreement with a spouse (except for estate planning purposes) under which property is transferred or awarded to a spouse or is required to be sold; or a transfer resulting from the filing of a petition for relief or of an involuntary petition under the bankruptcy laws of the United States or of any other jurisdiction.

3. ELIGIBILITY. The Company may grant an Option under this Plan only to a person who is an Eligible Participant at the time of such grant. Subject to the provisions of sections 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.

4. ADMINISTRATION.

     (a) COMMITTEE. The Committee will administer the Plan.

     (b) AUTHORITY AND DISCRETION OF COMMITTEE. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's charter and by-laws, this Plan, and the specific limitations on such discretion set forth herein:

        (i) to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

        (ii) to determine the period or periods of time during which Options may be exercised, the Exercise Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Stock Option Agreements as specified under this Plan;

        (iii) to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the operation and administration of the Plan; and

        (iv) to delegate all or a portion of its authority under subsections (i) and (ii) of this section 4(b) to one or more directors of the Company who are executive officers of the Company, but only in connection with Options granted to Eligible Participants who are not subject to the reporting and liability provisions of Section 16 of the 1934 Act and the rules and regulations thereunder, and subject to such restrictions and limitations (such as the aggregate number of shares of Option Stock called for by such Options that may be granted) as the Committee may decide to impose on such delegate directors.

     (c) LIMITATION ON AUTHORITY. Notwithstanding the foregoing, or any other provision of this Plan, any committee of Non-Employee Directors administering this Plan will have no authority to grant Options to any of its members, whether or not approved by the Board; and no vote of any member of the Board shall be counted in determining whether that member shall be granted Options under this Plan.

     (d) STOCK OPTION AGREEMENTS. Options will be deemed granted hereunder only upon the execution and delivery of a Stock Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

5. SHARES RESERVED FOR OPTIONS.

     (a) OPTION POOL. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan may not exceed 500,000 (the "Option Pool"). Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated, expired, or been canceled, and shares of Option Stock that the Company acquires through repurchase or otherwise, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

     (b) ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in:

        (i) the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder;

        (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and

        (iii) other rights and matters determined on a per share basis under this Plan or any Stock Option Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of a the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of Stock.

6. TERMS OF STOCK OPTION AGREEMENTS. Each Option granted pursuant to this Plan will be evidenced by a Stock Option Agreement. Without limiting the foregoing, each Stock Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions.

     (a) COVENANTS OF OPTIONEE. At the discretion of the Committee, the person to whom an Option is granted hereunder, as a condition to the granting of the Option, must execute and deliver to the Company a confidential information agreement approved by the Committee. Nothing contained in this Plan, in any Stock Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee, officer, or director of the Company or its Subsidiaries.

     (b) VESTING PERIODS. Unless the Stock Option Agreement executed by the Optionee expressly otherwise provides, and except as set forth herein, 25% of each Option will become exercisable on each of the first, second, third and fourth anniversaries of the grant date set forth in the Optionee's Stock Option Agreement. No portion of an Option, however, will be exercisable, other than in accordance with subsection 6(e), after the Optionee ceases to be an Eligible Participant and the occurrence of any other event (including the passage of time) that would result in the termination, expiration or cancellation of the Option.

     (c) EXERCISE OF THE OPTION.

        (i) MECHANICS AND NOTICE. An Option may be exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof and the amount of withholding taxes pursuant to subsection 6(c)(ii) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

        (ii) WITHHOLDING TAXES. As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an Option granted under this Plan, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company's tax withholding liability required in connection with such exercise. For purposes of this subsection 6(c)(ii), "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

     (d) PAYMENT OF EXERCISE PRICE. Each Stock Option Agreement will specify the Exercise Price with respect to the exercise of the Option granted thereunder, to be fixed by the Committee in its discretion, which may be equal to or more or less than Fair Market Value. The Exercise Price will be payable to the Company in United State dollars in cash or by check or in such other legal consideration as may be approved by the Committee, in its discretion.

        (i) The Committee, in its discretion, may permit a particular Optionee to pay all or a portion of the Exercise Price, or the tax withholding liability set forth in subsection 6(c) (ii) above, or both, with respect to the exercise of an Option either by surrendering securities of the Company already owned by such Optionee or by withholding shares of Option Stock, if the Committee determines that the Fair Market Value of such surrendered securities or withheld Option Stock is equal to the corresponding portion of such Exercise Price and/or tax withholding liability, as the case may be, to be paid for therewith.

        (ii) If the Committee permits an Optionee to pay any portion of the Exercise Price or tax withholding liability with shares of Stock with respect to the exercise of an Option (the "Underlying Option") as provided in subsection 6(d) (i) above, then the Committee, in its discretion, may grant to such Optionee (but only if the Optionee remains an Eligible Participant at that time) additional Options, the number of shares of Option Stock called for thereunder to be equal to all or a portion of the Stock so surrendered or withheld (a "Replacement Option"). Each Replacement Option will be evidenced by a Stock Option Agreement. Unless otherwise set forth therein, each Replacement Option will be immediately exercisable upon such grant (without any Vesting Period) and will be coterminous with the Underlying Option. The Committee, in its sole discretion, may establish such other terms and conditions for Replacement Options as it deems appropriate.

     (e) STOCK APPRECIATION RIGHTS. A Stock Option Agreement may provide that the Optionee may, with the consent of the Committee in its sole discretion, from time to time elect to cancel all or any portion of the Option then subject to exercise, in which event the Company's obligation in respect of such Option may be discharged either by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value on the date of cancellation of the shares of Option Stock or the portion thereof so canceled over the aggregate Exercise Price for such shares, (ii) the issuance or transfer to the Optionee of shares of Stock with a Fair Market Value on such date equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess. Unless the Stock Option Agreement executed by the Optionee expressly otherwise provides, any such right to elect such cancellation shall be transferable only by will, by the laws of descent and distribution, or by a Qualified Domestic Relations Order.

     (f) TERMINATION OF AN OPTION. Except as otherwise provided herein, each Stock Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant (the "Option Period"). To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement, but each Option will terminate, if earlier: (i) on the date that the Optionee ceases to be an Eligible Participant for any reason other than by reason of death, Disability, or Retirement; (ii) twenty-four months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death, or (iii) twelve months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's Disability or Retirement. In the event of a sale or all or substantially all of the assets of the Company, or a merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a Subsidiary of another corporation (any of the foregoing events, a "Corporate Transaction"), then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporate Transaction and will terminate immediately after such Corporate Transaction. If the Board in its sole discretion, however, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or Subsidiary of such successor corporation.

     (g) OPTIONS NONTRANSFERABLE. Unless the Stock Option Agreement executed by the Optionee expressly otherwise provides, the Transfer of an Option is not permitted otherwise than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order.

     (h) QUALIFICATION OF STOCK. The right to exercise an option will be further subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for thereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock thereunder, the Option may not be exercised in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board, in its discretion.

     (i) ADDITIONAL RESTRICTIONS ON TRANSFER. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

        (i) The Optionee understands that Transfer of the Option Stock requires full compliance with the provision of all applicable laws.

        (ii) Unless a registration statement is in effect with respect to the sale of Option Stock obtained through exercise of Options granted hereunder: (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Option Stock; and (3) the Optionee has no present intention of disposing of the Option Stock at any particular time.

     (j) COMPLIANCE WITH LAW. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and such grants and issuances will be subject to this overriding condition. The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any state agency.

     (k) STOCK CERTIFICATES. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(k) have been complied with.

     (l) OTHER PROVISIONS. The Stock Option Agreement may contain such other terms and conditions, including special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

7. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, however, no modification of any Option may alter or impair any Option previously granted under this Plan without the consent of the holder of the Option.

8. AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue this Plan at any time or from time to time, but no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of the Option.

9. CITATIONS TO STATUTES. References in this Plan to any statutes, regulations, or portions thereof are intended to refer to the statutes, regulations, or portions thereof in force at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor statutes, regulations or portions thereof resulting from recodification, renumbering, or other enactment or promulgation.

10. NOTICES. Any notice to be given to the Company under the terms of this Plan or under a Stock Option Agreement may be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address set forth in the applicable Stock Option Agreement or otherwise provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

11. GOVERNING LAW. This Plan will be governed by, and construed in accordance with, the laws of the State of Virginia.

12. COPIES OF PLAN. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes a Stock Option Agreement.

                                  * * * * * *

Date Plan Adopted by Board of Directors: October 25, 1996